Exhibit 99.2

Safe Harbor Financial and Partner Colorado Credit Union Agree to

Deferral of Scheduled Cash Payments

Updated Payment Schedule to Provide Safe Harbor with Increased Flexibility to

Execute Near-Term Growth Strategy

Arvada, CO, October 27, 2022 — SHF Holdings, Inc., d/b/a/ Safe Harbor Financial (“Safe Harbor” or the “Company”) (NASDAQ: SHFS), a leader in facilitating financial services to the regulated cannabis industry, announced today that Partner Colorado Credit Union (PCCU) has agreed to allow the Company to defer its initial cash payments to PCCU, for a period of six months.

“I am grateful for PCCU’s continued support and trust in our relationship. Not only does the deferral of payment demonstrate their confidence in our business, it affords us increased flexibility and the wherewithal to execute on an aggressive growth strategy that will expand service options to the cannabis industry and position Safe Harbor to scale nationally at a faster pace with new services and offerings” said Sundie Seefried, Founder and Chief Executive Officer of Safe Harbor. “Safe Harbor is building an end-to-end platform to meet the financial needs of cannabis-related businesses, and is paving the way to becoming the premier financial services platform to the cannabis industry.”

According to the terms of the business combination, Safe Harbor agreed to pay approximately $56.9 million of cash proceeds to PCCU, of which $21.9 million would be payable on December 15, 2022. The remaining $35.0 million would be due in six quarterly installments of $6.4 million. Under the terms of the forbearance agreement, PCCU and Safe Harbor have acknowledged their mutual desire to ensure the success of Safe Harbor, and to compromise permanently and settle the payment terms of the Deferred Obligation.

“As a partner and shareholder, we are fully supportive and excited for Safe Harbor’s next steps as a publicly listed company. As this has been a longer than expected process, and the industry as a whole now faces a somewhat stagnant market that is placing pressure on raising capital, we want to be as supportive as possible in assisting Safe Harbor to advance upon a number of new growth opportunities,” said Doug Fagan, CEO of PCCU.

About Safe Harbor

Safe Harbor is one of the first service providers to offer compliance, monitoring and validation services to financial institutions providing traditional banking services to cannabis, hemp, CBD, and ancillary operators, making communities safer, driving growth in local economies, and fostering long-term partnerships. Safe Harbor, through its financial institution clients, implements high standards of accountability, transparency, monitoring, reporting and risk mitigation measures while meeting Bank Secrecy Act obligations in line with FinCEN guidance on cannabis-related businesses. Over the past seven years, Safe Harbor (including its predecessor) has assisted with the onboarding of over $14 billion in deposit transactions for customers with operations spanning 20 states with regulated cannabis markets. For more information, visit www.shfinancial.org.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements’’ within the meaning of federal securities laws. Forward-looking statements may include, but are not limited to, statements with respect to trends in the cannabis industry, including proposed changes in U.S and state laws, rules, regulations and guidance relating to Safe Harbor’s services; Safe Harbor’s growth prospects and Safe Harbor’s market size; Safe Harbor’s projected financial and operational performance, including relative to its competitors; new product and service offerings Safe Harbor may introduce in the future; the impact of recent volatility in the capital markets, which may adversely affect the price of the Company’s securities; the outcome of any legal proceedings that may be instituted against Safe Harbor following the closing of the business combination; other statements regarding Safe Harbor’s expectations, hopes, beliefs, intentions or strategies regarding the future; and the other risk factors discussed in Safe Harbor’s filings from time to time with the Securities and Exchange Commission. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “outlook,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject, are subject to risks and uncertainties. These forward-looking statements involve a number of risks and uncertainties (some of which are beyond the control of Safe Harbor), and other assumptions, that may cause the actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

Safe Harbor Investor Relations Contacts:

KCSA Strategic Communications

Phil Carlson / Erika Kay

safeharbor@kcsa.com

Safe Harbor Public Relations Contacts:

KCSA Strategic Communications

Joshua Greenwald / Danielle Dodson

safeharbor@kcsa.com